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                                                                   Exhibit 10.71


                               GENTA INCORPORATED
                            1998 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT (the "Agreement"), dated as of October 28, 1999, between GENTA INCORPORATED, a Delaware corporation (the "Company"), and the other party signatory hereto (the "Optionee"). Capitalized terms used here without definition shall have the meanings ascribed thereto in the Company's 1998 Stock Incentive Plan (the "Plan").

         All options granted herein (the "Options") shall be appropriately adjusted pursuant to Section 1.5.3 of the Plan.

         The Company hereby represents and warrants to Optionee that, as of the date of this Agreement, the sum of the number of outstanding shares of Common Stock and the number of shares of Common Stock underlying all outstanding convertible or exercisable derivative securities is 63,510,163 shares. In the event that the foregoing representation is inaccurate, the number of shares underlying the Options granted under Section 1 of this Agreement shall be proportionately adjusted.

         The Optionee hereby represents and warrants to the Company that, upon commencing his employment with the Company on October 28, 1999, the Optionee was not violating the terms of his employment with any third person, nor did the commencement of his employment with the Company on October 28, 1999 provide the basis for a claim of such a violation.
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         In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee agree as follows:

         SECTION 1. Grant of Options.

         (a) In consideration of the commencement of his employment by the Company on October 28, 1999, the Company hereby grants to the Optionee Options (the "Initial Options") to purchase 3,175,508 shares of the Company common stock, par value $.001 (the "Common Stock"), at an initial exercise price per share of $2.67 (the "Exercise Price"). These Initial Options are exercisable immediately subject to the satisfaction of the Option Conditions (defined below); provided, however, the unvested portion of the Common Stock issuable upon exercise of the Initial Option shall be subject to the nontransferability, forfeiture and repayment provisions of Section 2, 5 and 7 hereof, respectively, until such shares vest in accordance with the following vesting schedule: 25% of the Initial Options shall vest immediately: the remaining 75% of the Initial Options and Common Stock issuable upon exercise thereof shall vest in 36 substantially equal installments on the last day of each month commencing November 30, 1999; and provided, further, that the Initial Options granted hereunder shall not be exercisable until all of the following conditions (the "Option Conditions") have been satisfied: (x) the Company's Amended and Restated Certificate of Incorporation has been amended to increase the Company's authorized capital stock by an amount sufficient to permit the issuance of Common Stock upon the exercise or conversion of all options, warrants and convertible securities issued by the Company, including all of the Options granted pursuant to this Agreement (the "Reservation Requirements"); and (y) the Company's shareholders shall have approved an amendment to the Plan authorizing an increase in the shares of Common Stock available under the Plan sufficient to satisfy the Options referred to herein. The Company shall use its best efforts, subject to



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applicable law, to obtain shareholder approval of such amendments; provided, however, that nothing in this Section 1(a) shall be interpreted so as to require the Company pay a consent fee or hire third party proxy solicitors.

         (b) The Company hereby grants to the Optionee Options (the "FDA Option") to purchase 793,877 shares of Common Stock at the Exercise Price; provided, however, that this FDA Option and the Common Stock issuable upon exercise thereof shall only vest when the Optionee has been employed by the Company for six years (the "Term Condition") and provided, further, that in no event shall this FDA Option be exercisable unless all Option Conditions have been satisfied. The FDA Option is immediately exercisable; provided, however, that the Common Stock issuable upon exercise of the FDA Option shall be subject to the nontransferability, forfeiture and repayment provisions of Section 2, 5 and 7 hereof, respectively. Notwithstanding the foregoing, the Term Condition shall be waived in respect of this FDA Option and the FDA Option and Common Stock issuable upon exercise thereof shall vest in their entirety when the Company has received from the Food and Drug Administration a letter providing that Company's product G3139, or its substantial equivalent, is approved for marketing in any indication.

         (c) The Company hereby grants to the Optionee Options (the "Market Capitalization Option") (and, together with the FDA Option, the "Performance Options") to purchase 793,877 shares of Common Stock at the Exercise Price; provided, however, that this Market Capitalization Option and the Common Stock issuable upon exercise thereof shall only vest upon the satisfaction of the Term Condition; and provided, further, that in no event shall this Market Capitalization Option be exercisable unless all Option Conditions have been satisfied. The Market Capitalization Option is immediately exercisable; provided, however, the unvested

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portion of the Common Stock issuable upon exercise of the Market Capitalization
Option shall be subject to the nontransferability, forfeiture and repayment provisions of Section 2, 5 and 7 hereof, respectively. Notwithstanding the foregoing, the Term Condition shall be waived in respect of this Market Capitalization Option and the Market Capitalization Option and Common Stock issuable upon exercise thereof shall vest in its entirety when the average of the product of the Fair Market Value of the Company Common Stock (or any successor security issued as a replacement for Company Common Stock) multiplied by the number of shares of Company Common Stock outstanding and issuable upon exercise of all warrants, options and convertible securities, during any 60 consecutive calendar day period, exceeds $541,106,489.

         (d) All the options described above may from time to time hereinafter be referred to singularly as an "Option" and collectively as the "Options."



         SECTION 2. Nontransferability.

         (a) No Option shall be assignable or transferable, voluntarily or involuntarily, by operation of law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void and of no effect; provided, however, that this Section 2 shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Options shall be exercisable only by the Optionee.

         (b) Until a share of Common Stock vests in accordance with the provisions of Section 1(a), (b) or (c), as the case may be, the Optionee acknowledges that the Optionee may not, and the Optionee agrees that the Optionee shall not, transfer or assign the Optionee's rights to such share of Common Stock or to any cash payment related thereto. Until a share of Common Stock so vests, no attempt to transfer or assign such shares or the right to any cash

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payment related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee or assignee with any interest or right in or with respect to such share of Common Stock or such cash payment, and the attempted transfer or assignment shall be of no force and effect.



         SECTION 3. Certificates; Custodianship.

         (a) Reasonably promptly after Optionee has exercised his right to acquire any such shares of Common Stock already vested pursuant to the provisions of Section 1 or Section 6 of this Agreement, but in no event more than ten (10) business days after such date, the Company (i) shall cause to be issued certificates evidencing such shares of Common Stock, including such legends as the Company deems necessary or appropriate to comply with federal and applicable state securities laws, and (ii) shall cause such certificates to be delivered to the Optionee (or such Optionee's legal representative, beneficiary or heir), together with any other property directly related to such vested shares of Common Stock of the Optionee.

         (b) Reasonably promptly after the date that the Optionee exercises his right to purchase any shares of Common Stock that have not theretofore vested or been forfeited, but in no event more than ten (10) business days after such date, provided that the Company has first received a stock power endorsed by the Optionee in blank with respect to such shares of Common Stock, the Company shall issue stock certificates, registered in the name of the Optionee, evidencing such shares of Common Stock. Each such certificate shall bear the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Genta Incorporated 1998 Stock Incentive Plan and an

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     Agreement entered into between the registered owner of such shares and
     Genta Incorporated. A copy of the Plan and Agreement is on file in the office of the Secretary of Genta Incorporated."

         Such legend shall not be removed from the certificates evidencing such exercised shares of Common Stock until such shares vest pursuant to the provisions of Section 1 and Section 6 of this Agreement.

         (c) Each certificate issued pursuant to Section 3(b) hereof, together with the stock powers relating to such shares of Common Stock, shall be deposited by the Company with a custodian designated by the Company (the "Certificate Custodian"). The Company may designate itself as Certificate Custodian hereunder. The Company shall cause such Certificate Custodian to issue to the Optionee a receipt evidencing the certificates held by it which are registered in the name of the Optionee.

         (d) Reasonably promptly after any previously unvested shares of Common Stock vest pursuant to the provisions of Section 1 or Section 6 of this Agreement, but in no event more than ten (10) business days after such date, the Company (i) shall cause to be issued certificates evidencing such shares of Common Stock, free of the legend provided in Section 3(b) hereof, but including such legends as the Company deems necessary or appropriate to comply with federal and applicable state securities laws, and (ii) shall cause such certificates to be delivered to the Optionee (or such Optionee's legal representative, beneficiary or heir), together with any other property directly related to such vested shares of Common Stock of the Optionee held by the Certificate Custodian pursuant to Section 3(e) hereof.

         (e) Any securities or other property (excluding cash dividends) received by the Optionee with respect to a share of Common Stock as a result of any stock dividend, stock split,

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recapitalization, merger, consolidation, combination or exchange of shares and for which the issue date of such Common Stock occurs prior to such event but which has not vested as of the date of such event will not vest until such share of Common Stock vests and shall be promptly deposited with the Certificate Custodian as though such securities and other property were part of such share.



         SECTION 4. Method of Exercise.

         (a) The Options or any part thereof may be exercised only by the giving of written notice to the Company on such form and in such manner as the Committee shall prescribe. Such written notice must be accompanied by payment of the full purchase price for the number of shares being purchased. Such payment may be made by one or a combination of the following methods:

             (i) by a certified or official bank check (or the equivalent thereof acceptable to the Company);

             (ii) by delivery of shares of Common Stock having a Fair Market Value on such date of exercise equal to part or all of the purchase price, provided such shares of Common Stock would not upon delivery of such shares for such purpose result in an accounting compensation charge with respect to the shares of Common Stock used to pay the Exercise Price;

             (iii) by delivery of a promissory note issued by Optionee for up to the full amount of the purchase price of the optioned shares (except that an amount equal to the par value of Common Stock shall be paid in cash), on terms acceptable to the Company, which promissory note shall be full recourse to the Optionee personally for all amounts due thereunder

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and shall be fully secured by the Common Stock purchased pursuant to the exercise of the Option;

             (iv) by payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Common Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares of Common Stock and
(ii) shall provide written directives to the Company to deliver the certificates for the purchased shares of Common Stock directly to such brokerage firm in order to complete the sale transactions; or

             (v) at the discretion of the Committee and to the extent permitted by law, by such other method as the Committee may authorize, including, without limitation, at the discretion of the Committee, by the withholding of shares (valued at their Fair Market Value on the exercise date of the Common Stock) underlying the Options.

         Pursuant to Section 3.2 of the Plan, it shall be a condition precedent to the issuance of shares upon exercise of the Options that the Optionee shall remit to the Company any amount sufficient to satisfy all applicable withholding tax requirements, which may be satisfied through the withholding of Common Stock as provided in Section 3.2.2 of the Plan. The date of the exercise of the Options shall be the date on which written notice of exercise is delivered to the Company, during normal business hours, at its address as provided in Section 10 of this Agreement, or if mailed, the date on which it is postmarked, provided such notice is actually received.

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         (b) The Optionee agrees not to exercise any Options granted hereunder until the later of (i) the day the Option Conditions are satisfied or (ii) one day after the Optionee has been employed by the Company for six (6) months. Furthermore, the Optionee agrees that any disposition of any Options (and any shares of Common Stock issuable upon exercise of any options) will be carried out in a manner consistent with Section 16(b) of the Securities and Exchange Act of 1934, as amended, and any and all other applicable requirements of law.

         SECTION 5. Termination of Option.

         (a) Except as otherwise provided for under this Section 5, the unexercised portion of the Initial Option shall expire and cease to be exercisable at 12:01 a.m. on October 27, 2009; the unexercised portion of the Market Capitalization Option shall expire and cease to be exercisable on the tenth anniversary of the date such option vests in accordance with the provisions of Section 1(b) hereof; and the unexercised portion of the FDA Option shall expire and cease to be exercisable on the tenth anniversary of the date such option vests in accordance with the provisions of Section 1(c) hereof.

         (b) Except as provided in Section 6 of this Agreement, upon termination of the Optionee's employment with the Company or any of its subsidiaries for any reason (including death), all unvested Options immediately shall terminate and expire and all unvested shares of Common Stock exercised pursuant to any Option hereunder shall be immediately and irrevocably forfeited except as provided in
Section 5(c) and (d) hereof.

         (c) Except as provided in Section 6 of this Agreement, if the Optionee's employment with the Company or any of its subsidiaries terminates for any reason other than death, the Options shall be exercisable but only to the extent they were exercisable and vested at

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the time of such termination and only until the earlier of the expiration date of such Options, or the expiration of one year following the date of termination.

         (d) If the Optionee dies while still an employee of the Company or any of its subsidiaries or following the termination of Optionee's employment with the Company and its subsidiaries, but during the period in which any Option is exercisable pursuant to Section 5(c) of this Agreement, such vested Option shall be exercisable but only to the extent they were exercisable at the time of death and only until the earlier of the expiration date of such Option or the first anniversary of the date of the Optionee's death.



         SECTION 6. Acceleration of Vesting.

         If:

             (i) prior to the termination of Optionee's employment with the Company, there is (A) a sale or other disposition of all or substantially all of the assets of the Company or the product G3139 or its substantial equivalent,
(B) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company) unless the Company's stockholders as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Company's acquisition or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity and unless the Company's directors as constituted immediately prior to such acquisition, constitute a majority of directors of the surviving or acquiring entity, or (C) an acquisition by any person or related group of persons (other than the Company, a Company-sponsored employee benefit plan

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or such person or entity who as of September 14, 1999, beneficially owned
(within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) more than fifty percent (50%) of the Company's Common Stock) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities; or

             (ii) Optionee's employment is terminated by the Company pursuant to
Section 10(d) of the employment agreement between you and the Company dated as of October 28, 1999 (the "Employment Agreement")) or the Optionee terminates his employment for Good Reason under subsection 10(e) of the Employment Agreement; or

             (iii) prior to the termination of Optionee's employment with the Company, at any time Lindsay Rosenwald, or after his death or incapacity, his successor or legal representative (collectively "LR") directly or indirectly (through Paramount Capital Management Inc., Paramount Capital Inc., or any fund, trust or other entity for whom any of them, or any entity controlled by LR or any of them, serves as investment advisor and/or general partner or otherwise acts as an advisor or manager) ceases to control and direct at least 35% (thirty five percent) of the total combined voting power of the Company's outstanding securities; or

             (iv) prior to termination of Optionee's employment with the Company the Company, within the meaning of any Bankruptcy Law:

                  (A)      commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

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                  (C)      consents to the appointment of a Custodian of it or
                           for all or substantially all of its property, and such Custodian is not discharged within 60 days; or

             (v) prior to termination of Optionee's employment with the Company, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief in any involuntary case against the Company,

                  (B) appoints a Custodian of the Company or for all or substantially all of the property of the Company, or

                  (C) orders the liquidation of the Company, and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days;

then any Initial Options previously granted and the Common Stock issuable thereof under this Agreement but not yet vested shall immediately vest. In addition, all Performance Options that would have vested during the 12-month period following the events set forth in this Section 6 (the "Section 6 Events") shall vest, if a Section 6 Event occurs within such 12-month period, immediately upon the occurrence of such Section 6 Events; provided, however, that no Options granted hereunder shall be exercisable unless the Option Conditions have been met. At the time the Section 6 Event occurs, the Options referred to in this
Section 6 shall be fully exercisable.

         The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, foreign or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law.

         SECTION 7. Right to Repayment.

         If in accordance with the terms of Section 5 of this Agreement, Optionee forfeits any unvested shares of Common Stock received upon exercise of an Option, Optionee acknowledges and agrees that the Certificate Custodian shall surrender to the Company as soon

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as practicable after the effective date of such forfeiture all certificates for such shares issued to Optionee by the Company pursuant to Section 3(b) of this Agreement. As soon as practicable after such surrender, but in no event later than 30 days after such surrender, Optionee shall be entitled to a payment by the Company in an amount, in cash equal to the aggregate of the Exercise Prices paid for each exercised but unvested share of Common Stock so forfeited.

         SECTION 8. Plan Provisions to Prevail.

         This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Optionee agrees that no member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Notwithstanding the foregoing, Section 2.10 of the Plan shall not apply to this Agreement.

         SECTION 9. Right of Discharge Preserved.

         Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company and its subsidiaries, or to continue in the service of the Company and its subsidiaries as a consultant or director, or affect any right which the Company and its subsidiaries may have to terminate such employment or service.



         SECTION 10. Notices.

         All notices required or permitted hereunder shall be given in writing by personal delivery; by confirmed facsimile transmission (with a copy dispatched by express delivery or registered or certified mail); or by express delivery via express mail or any reputable express

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courier service. Notice shall be addressed (a) to Genta Incorporated, c/o Dr.
Mark C. Rogers, Paramount Capital Inc., 787 Seventh Avenue, 48th Floor, New York, New York 10019; and (b) to the Optionee at the address set forth on the signature page hereto; or (c) as to either party, at such other address as may be designated by notice in the manner set forth herein. Notices which are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.



         SECTION 11. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Section 5 of this Agreement and with the Plan, the heirs and personal representatives of the Optionee.



         SECTION 12. Entire Contract; Waiver; Amendment.

         This Agreement constitutes the entire contract between the parties hereto and supersedes all prior oral and written agreements between the parties with regard to the subject matter hereof. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. This Agreement may be amended as provided in Section 3.1.3 of the Plan. Headings are for convenience only, and are not themselves part of the Agreement.



         SECTION 14. Severability.

         If any provision of this Agreement (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision

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shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement and the Plan or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement or the Plan.



         SECTION 15. Governing Law.

         This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, as they apply to contracts made, delivered and performed in the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.



                                             GENTA INCORPORATED


                                             By:
                                                -------------------------
                                                 Name:  Mark C. Rogers
                                                 Title: Chairman of the Board of
                                                        Directors



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                                             OPTIONEE

                                             Dr. Raymond P. Warrell, Jr.


                                             ----------------------------

                                             Address:

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                                             Social Security Number:

                                             ----------------------------